                                                                     EXHIBIT 11




COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                                    THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                                    SEPTEMBER 30, 1996   SEPTEMBER 30, 1996
                                                                                   -------------------- --------------------
Net income applicable to common stock                                                $  (21,621)         $  (20,158)

Add:     Interest expense on zero coupon subordinated convertible
                  notes due 2007                                                          4,948              14,572
         Interest expense on 6.5% convertible notes                                           0                 344

Subtract: Additional income taxes                                                        (2,326)             (7,011)
                                                                                     ----------          ----------
Adjusted net income applicable to common stock                                       $  (18,999)         $  (12,253)
                                                                                     ==========          ==========

Primary weighted average number of shares outstanding                                   208,727             208,001

Add:     Common shares issuable assuming conversion of
                  convertible notes due 2007                                              7,440               7,440

         Common shares issuable assuming conversion of 6.5%
                  convertible notes for applicable period                                     0                 364

         Common equivalent shares issuable assuming conversion of
                         Class C Convertible Preferred Stock                             74,382              74,382

         Shares issuable upon exercise of stock options                                  18,519              18,519

Subtract: Shares which would have been purchased with proceeds
                         from exercise of such stock options                             12,983              12,983
                                                                                     ----------          ----------

Weighted average number of common stock, common stock
         equivalents and convertible shares, assuming full dilution                     296,085             295,723
                                                                                     ==========          ==========

Weighted average number of Class A common shares and common
         equivalents and convertible shares, assuming full dilution                      68,330              68,330
                                                                                     ==========          ==========

Weighted average number of Class B common shares and common
         equivalents and convertible shares, assuming full dilution                     227,755             227,393
                                                                                     ==========          ==========

Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                                    $    (0.06)         $    (0.04)
                                                                                     ==========          ==========




This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.

                                                                     EXHIBIT 11

TURNER BROADCASTING SYSTEM,INC.
COMPUTATION OF PRIMARY EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    THREE MONTHS ENDED  NINE MONTHS ENDED
                                                                                    SEPTEMBER 30, 1996  SEPTEMBER 30, 1996
                                                                                    ------------------  ------------------
Net income applicable to common stock                                                 $   (21,621)         $   (20,158)
                                                                                      ===========          ===========
Weighted average number of shares outstanding during the period                           208,727              208,001


Weighted average number of common stock, common stock
         equivalents and converted shares outstanding                                     208,727              208,001
                                                                                      ===========          ===========

Weighted average number of Class A common shares and common
         stock equivalents                                                                 68,330               68,330
                                                                                      ===========          ===========

Weighted average number of Class B common shares and common
         stock equivalents                                                                140,397              139,671
                                                                                      ===========          ===========

Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                                     $     (0.10)         $     (0.10)
                                                                                      ===========          ===========

No common stock equivalents are included in the calculation of primary earnings per share due to their anti-dilutive effect on net loss for the period.